UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Invesco QQQ TrustSM, Series 1

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Invesco QQQ Trust, Series 1

December 5, 2025 Special Meeting of Shareholders Adjourned

Until December 19, 2025

December 5, 2025

Dear Shareholder,

Shareholder participation in the proposals for the Special Shareholder Meeting (the Meeting) for Invesco QQQ Trust, Series 1 (QQQ) has continued to be strong, and votes cast are overwhelmingly in favor of the proposals. At least 51% of QQQ shares entitled to vote are necessary to approve the proposals and we are very close to that threshold, having already received over 50% of shares voting in favor. To allow for additional time to get the remaining needed vote, the Meeting has been adjourned until December 19, 2025 at 7:00 a.m. Central Time. These adjournments are typical for proposals like this, and your vote can help get these beneficial proposals across the finish line.

No matter how many shares you own, your vote matters. We ask that you please join your fellow shareholders who have already voted by signing, dating, and mailing your proxy card in the postage paid return envelope today. Or, to make voting easier, simply follow the voting instructions on your proxy card to vote online or by phone. You do not have to wait until the day of the meeting to vote your shares.

Thank you in advance for your support.